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                                                                  Exhibit 11.0



                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit





                                                 For the Three Months                    For the Six Months
                                                    Ended June 30,                         Ended June 30,
                                          ----------------------------------      ---------------------------------
                                               1995               1994                 1995              1994
                                          --------------      --------------      ---------------     -------------
                                                            (dollars in thousands, except per unit)
Net (loss)....................            $       (1,377)     $         (558)     $        (2,581)    $      (1,628)

 Less - General Partners'
 1.99% Interest............                          (27)                (11)                 (51)              (32)
                                          --------------      --------------      ---------------     -------------

Net (loss) allocable to
 Limited Partner.............             $       (1,350)     $         (547)     $        (2,530)    $      (1,596)
                                          ==============      ==============      ===============     =============

Earnings Per Unit

 Net (loss)..................             $         (.63)     $         (.26)     $         (1.18)    $        (.75)
                                          ==============      ==============      ===============     =============


Weighted average units of
 limited partner interest
 used in computing earnings
 per unit....................                  2,139,380           2,139,607            2,139,392         2,139,607
                                          ==============      ==============      ===============     =============





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